EXHIBIT 99.1
Ambac Announces Appointment of David Herzog and Ian Haft as New Independent Directors
Shareholders Holding 18.5% of Ambac Stock Sign Support Agreement
NEW YORK, NY, March 28, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) (“Ambac”), a holding company whose subsidiaries, including Ambac Assurance Corporation (“Ambac Assurance”), provide financial guarantees and other financial services, today announced the appointment of David Herzog and Ian Haft to Ambac’s Board of Directors. Mr. Herzog is retiring next month as the Chief Financial Officer of AIG, a role he has held since 2008. Mr. Haft is a Partner at Cornwall Capital Management LP (“Cornwall Capital”). These changes to the board are effective immediately.
Commenting on today’s announcement, Jeffrey S. Stein, Chairman, said “We are delighted to welcome David and Ian to the Board and believe their diverse experiences will be invaluable to the Board of Directors and the Company as we build upon our recent momentum. We have been actively engaged with our shareholders on corporate governance matters and are pleased to have received their support for our new directors. Shareholders representing 18.5% of Ambac's stock have signed Support Agreements in favor of these appointments.”
Mr. Stein continued, “We are pleased with the recent successes of the Company, under the leadership of Nader Tavakoli and the management team. We anticipate that our new directors will provide strong contributions with respect to business imperatives and corporate governance. With the addition of Mr. Herzog, the Ambac Board gains an independent director with direct experience, as AIG’s CFO, in one of the most complex restructurings in recent memory. Mr. Haft’s appointment to the Board provides direct shareholder representation.”
James Mai, Chief Investment Officer of Cornwall Capital, said, “We are pleased to support the appointments of Messrs. Haft and Herzog to the Ambac Board. We view the changes at the Board as reflecting the Company’s active engagement on corporate governance matters, and look forward to supporting the Company’s ongoing efforts to create value for shareholders.”
Clayton DeGiacinto, Chief Investment Officer of Axonic Capital, said, “We commend Ambac for the constructive dialogue with shareholders that led to the appointment of two new directors.  We look forward to the additional perspectives of the new directors and are confident that the Board remains committed to enhancing value for all shareholders.”
David Marcus, CEO of Evermore Global Advisors, said, “It’s time for the Company, which is led by a strong management team, to continue its focus on value creation for the Company and its shareholders. The Board’s extensive dialogue with shareholders has led to the appointment of these highly accomplished directors.”
Mark Doyle, President of Sterling Grace Municipal Securities Corp., said, “We believe the Ambac Board, and Ambac’s strong management team, are well positioned to drive value for all of Ambac’s shareholders, and that the new directors will contribute to these efforts.”
In connection with the addition of Messrs. Haft and Herzog, Alden Global Capital, Axonic Capital, Cornwall Capital, Evermore Global Advisors, and Sterling Grace Municipal Securities Corp., representing 18.5% of

Ambac’s outstanding stock, have entered into Support Agreements with the Company pursuant to which they have agreed to vote their shares in favor of the Company’s nominees at the 2016 Annual Meeting.
Ambac also announced that Directors Eugene Bullis and Victor Mandel are not standing for re-election at Ambac’s 2016 annual meeting.
Mr. Stein concluded, “We are grateful to Gene and Victor for their service to the Board and their tireless dedication to Ambac during this important time in our company’s history. It has been a privilege to serve with Gene and Victor and we wish them both the best in their future endeavors.”
Nader Tavakoli, President and Chief Executive Officer, said, “We are extremely pleased to have attracted David and Ian to our Board and expect them to be instrumental in advancing our strategies for asset liability management and further enhancing shareholder value. We appreciate the constructive input and support we have received from numerous shareholders in this process. I want to thank Gene and Victor for their substantial contributions to Ambac. They joined the Board immediately following our emergence from bankruptcy and provided invaluable service as we navigated our post-restructuring challenges.”
Ambac encourages shareholders to review the Ambac proxy materials when they become available. Shareholders need not take any action with respect to their shares at the present time.
About David Herzog
David Herzog will be retiring as Executive Vice President and Chief Financial Officer of AIG in April 2016. Mr. Herzog joined American General Corporation in February 2000 as Executive Vice President and Chief Financial Officer of the Life Division. Following AIG's acquisition of American General Corporation in 2001, he was also named Chief Operating Officer and Chief Financial Officer for the combined domestic life insurance companies. He was elected Vice President, Life Insurance for AIG in 2003 before being named Vice President and Chief Financial Officer, Global Life Insurance in 2004. In 2005, Mr. Herzog was named Comptroller, an office he held until October, 2008. Prior to joining American General, Mr. Herzog held numerous positions at General American Life Insurance Company. He was Chief Financial Officer of GenAmerica Corporation, the parent company of General American and Reinsurance Group of America. Prior to joining General American, Mr. Herzog was Vice President, Controller, for Family Guardian Life, a Citicorp Company, and an Audit Supervisor with Coopers & Lybrand.
Mr. Herzog served as a Director of International Lease Finance Corp., AerCap Holdings NV, American International Life Assurance Company of New York, American International Assurance, and American General Finance Inc.
Mr. Herzog holds the designations of Certified Public Accountant (CPA) and Fellow, Life Management Institute (FLMI). Mr. Herzog earned a Bachelor's Degree in Accounting from the University of Missouri-Columbia and an M.B.A. in Finance and Economics from the University of Chicago.
About Ian Haft
Ian Haft has been a Partner at Cornwall Capital since 2009. Prior to joining Cornwall Capital, Mr. Haft was a Principal at GenNx360 Capital Partners and a Vice President at ACI Capital Co., LLC. Mr. Haft began his career at The Boston Consulting Group in 1993 and also was employed at Merrill Lynch & Co. and The Blackstone Group before joining ACI Capital in 2002.
Mr. Haft serves as a Director of Touchstone Gold Holdings S A, as Special Litigation Manager for Smart Skins LLC and as Chairman of the Board of Hone Fitness, Inc. Previously, Mr. Haft served on the board of American Pacific Corporation as Cornwall Capital’s board designee. Mr. Haft earned a Bachelor’s Degree in Mathematics and Economics from Dartmouth College, a J.D. from Columbia Law School and an M.B.A. from Columbia Business School.

Important Information
Ambac Financial Group, Inc., ("Ambac"), will file with the Securities and Exchange Commission ("SEC") and provide to its stockholders a proxy statement in connection with its 2016 annual meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY AMBAC WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ambac at http://ir.ambac.com.
Certain Information Regarding Participants
Ambac, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ambac's stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ambac's proxy statement for its 2015 annual meeting, which was filed with the SEC on April 3, 2015. To the extent holdings of Ambac’s securities by such persons have changed since the amounts printed in the 2015 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ambac’s 2016 Annual Meeting. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by Ambac with the SEC from the sources listed above.
About Ambac
Ambac Financial Group, Inc., (“Ambac”), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation (“Ambac Assurance”), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222
agoldstein@ambac.com
Source: Ambac Financial Group, Inc.

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